HOTEL MANAGEMENT AGREEMENT

                                     between

                      CALEDON CASINO BID COMPANY (PTY) LTD

                             (Reg. No. 96/10708/07)

                                  ("the OWNER")

                                       and

                        FORTES KING HOSPITALITY (PTY) LTD
                             (Reg. No. 80/00096/07)

                                 ("FORTES KING")

    of the Graduate School of Business, Portswood Road, Waterfront, Cape Town
                               Fax No.  021-253861

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INTRODUCTION
------------
The Owner intends to conduct the business of a Hotel and Resort situated at 1 Nerina Avenue, Caledon.
The Owner recognises the need to have his hotel and resort professionally managed and therefore wishes to employ FORTES KING as his agent to manage the hotel and resort as set forth in this agreement.

FORTES  KING  is  willing  to  assume  such  responsibilities.
NOW  THEREFORE  IT  IS  AGREED  THAT:
1.  INTERPRETATION
    --------------

     1.1 The clause headings are for convenience, and shall be disregarded in construing this Agreement.
     1.2 Unless the context clearly indicates a contrary intention:
          1.2.1 the singular shall include the plural and vice versa; and
          1.2.2 any reference to any one gender shall include the other genders; and
          1.2.3 any reference to natural persons shall include partnerships and bodies corporate and vice versa.

2.  DEFINITIONS
    -----------
     In this Agreement, unless the context clearly indicates to the contrary, the following words or expressions shall have the meanings and cognate expressions will bear corresponding meanings:

     2.1 The word "hotel" is used extensively in this agreement and always includes all accommodation, spa activities, food and beverage outlets,
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         conference rooms and all other non-casino activities. The word "hotel"
         excludes casino activities and any other activities that any third party manages for a fee on behalf of the OWNER.
     2.2 "Auditors" means the OWNER's auditors from time to time.
     2.3 "Financial Year" means the financial year of the OWNER.
     2.4 "Gross income" means all income derived directly or indirectly from the operation of the accommodation, food & beverage outlets and parking, unless any such activities are contracted to third parties, excluding:
          2.3.1 VAT and any other taxes;
          2.3.2 sale of furniture or equipment;
     2.5 "Hotel expenses" means all expenditure incurred in the operation of the Hotel and any off-sales including without limiting the generality of the aforegoing:
          2.4.1 the cost of all food, beverages and other consumables sold or consumed, including items such as crockery and cutlery, linen, cleaning materials and paper products;
          2.4.2 salaries, including without limitation the salary of a General Manger who may be an employee of FORTES KING but bona fide employed in the operation of the Hotel, and wages (including without limitation pension plans, medical insurance, life insurance, travel accident insurance, employee benefits, termination benefits and accruals therefor, costs of moving Hotel personnel and bonuses) of Hotel personnel, and all other expenses bona fide incurred in connection with the personnel of the Hotel.
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          2.4.3 the cost of all other goods and services utilised by the Hotel in connection with its operation, including, heat and utilities, office supplies and all services rendered by third parties.
          2.4.4 the cost of repairs, maintenance and replacements of furniture and equipment in the Hotel but excluding refurbishment;
          2.4.5 the cost of normal repairs and maintenance to the Hotel buildings;
          2.4.6 insurance premiums in respect of all policies of insurance covering the Hotel and its operations payable by the OWNER;
          2.4.7 all licence fees, rates, taxes and other charges excluding income tax, payable by or assessed against the OWNER in respect of the operation of the Hotel;
          2.4.8 legal costs and fees and audit fees for services relating to the operation of the Hotel, the obligations imposed by this Agreement and the conclusion and signing of this Agreement;
          2.4.9 all costs and expenses of all advertising, (whether marketing, group marketing or for the hotel only), business promotion or personal training programmes for the Hotel;
          2.4.10 all out-of-pocket expenses and disbursements of the Hotel that have been reasonably, properly and specifically incurred by the Hotel in the course of and directly related to the operation of the Hotel;
          2.4.11 the cost of and incidental to the provision of a centralised reservations system payable by the Hotel;
          2.4.12 FORTES KING's fees

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
          2.4.13 an allowance for uncollectable accounts receivable in an amount accepted by the auditor of the Hotel.
          2.5 "Net Operating Profit" means the gross income less Hotel expenses for the financial year in question but excludes Value Added Tax, depreciation and/or amortisation of the Hotel and its contents, interest or finance charges on the OWNER'S indebtedness from whatsoever cause, payments by the Owner under any lease or rental agreement whether in respect of the Hotel building or any of its contents.

3.  APPOINTMENT
    -----------
    The OWNER hereby appoints FORTES KING and FORTES KING accepts the appointment, as exclusive Hotel Managers of the Hotel and Resort, on the terms and conditions of this Agreement.

4.  PERIOD
    ------
     4.1 The operating term of this Agreement is 10 years, despite the date of execution hereof, shall be deemed to have commenced on the award of a casino licence to Owner and the fulfillment of the conditions precedent as outlined in clause 3. of the shareholders agreement (concluded between Caledon Casino Bid Company (Pty) Ltd, Caledon Overberg Investments (Pty) Ltd, Century Casinos Africa (Pty) Ltd, Caledon Hotel Spa and Casino Resort (Pty) Ltd, Fortes King Hospitality
         (Pty) Ltd, Overberg Country Hotel and Spa (Pty) Ltd and Senator
         Trust).
     4.2 This Agreement shall be automatically renewed for further ten (10) year periods ("the renewal period"), unless FORTES KING gives six months notice of its intention to withdraw from the contract.
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     4.3 The OWNER undertakes throughout the period of this Agreement as provided for in clause 4.1and 4.2 hereof, to conduct the business of a hotel at the address as detailed in the introduction hereto.

5.  NAME  OF  HOTEL
    ---------------
     5.1 During the term of this Agreement the Hotel shall be at all times known and designated as Caledon Casino Resort & Spa or such other name as from time to time the parties mutually agree.
     5.2 On termination of this Agreement for any reason whatsoever, the OWNER undertakes irrevocably to discontinue the use or incorporation of the name "FORTES KING" in any form whatsoever in the conduct of the Hotel.

6.  GENERAL  DUTIES  OF  THE  HOTEL  MANAGER
    ----------------------------------------
    The Hotel manager shall operate, direct, manage and supervise the Hotel and the property on which it is situated and shall attend to all aspects of Hotel management and to undertake to perform all the duties and discharge all responsibilities regarding the operation of the Hotel in such a manner as can reasonably be expected of qualified and competent Hotel managers during the currency of this Agreement.
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
7.  SPECIFIC  DUTIES  OF  THE  OPERATOR
    -----------------------------------
    Without derogating from the generality of clause 6, FORTES KING shall;

     7.1 Pre-opening:
         -----------
          7.1.1 Prepare with the owner with a pre-opening budget including all the pre-opening costs relating to the operation of the hotel;
          7.1.2 Advise OWNER if requested regarding the design of the hotel;
          7.1.3 Market and advertise the Hotel during the pre-opening stage;
          7.1.4 Arrange pre-opening staff training in consultation with the
                OWNER;
          7.1.5 Prepare a marketing strategy and business plan with the OWNER.
     7.2 Marketing:
         ---------
          7.2.1 Arrange all phases of marketing regarding the Hotel and its operation;
          7.2.2 Market the Hotel generally as part of FORTES KING's system/network;
          7.2.3 Provide the owner with group marketing which will be budgeted in the annual budget and paid for on a monthly basis.
     7.3 Operating Policies:
         -------------------
         Provide Hotel management services in accordance with the standards of Hotels of a comparable class and shall have control and discretion in the operation, direction, supervision and management of the Hotel.

     7.4 Legal:
         -----
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

          7.4.1 Apply for, obtain and maintain, in the name and at the expense of the OWNER, all licenses and permits required of the OWNER or FORTES KING in connection with the management and operation of the Hotel and any related operations run for the benefit of the OWNER by FORTES KING;
          7.4.2 Comply with all applicable laws, regulations, ordinances and any other requirements ("the laws") of any national, provincial or local authority;
          7.4.3 Comply with the reasonable requirements of any insurance company covering any of the risks against which the Hotel is insured.;
          7.4.4 Institute or defend, in its own name or in the name of the OWNER, but at the expense of the OWNER, legal proceedings to collect payment of debts, rent, to evict guests, cancel bookings or leases for breach or default or any other
                litigious issue affecting the Hotel;
          7.4.5 Instruct attorneys in respect of any work necessary in terms of this clause, such attorneys to be mutually approved by the OWNER and FORTES KING.
     7.5 Prices:
         ------
         Establish, with the written approval of OWNER, prices and rate schedules for guest rooms, conference rooms, commercial space, food, beverage and other items making up the Hotel business.
         Pricing  for  Hotel  Rooms,  Food  &  Beverage,  Etc.
         -----------------------------------------------------
         The parties agree that the Annexure outlining pricing for hotel rooms, food & beverage, etc., complimentary by the casino shall be an integral part of this Agreement.
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     7.6 Budget:
         ------
     Four (4) months prior to the opening date and thereafter two (2) months prior to the commencement of each financial year, FORTES KING will submit at the request of the OWNER a budget for the forthcoming financial year (or remaining part thereof) to the OWNER.
          7.6.1 If the OWNER fails to object to the budget or any revision thereof in writing within fourteen (14) days of receiving same the OWNER shall be deemed to have approved. If the OWNER disapproves of the budget, the OWNER and FORTES KING shall enter into negotiations as soon as possible to determine a mutually satisfactory budget. If agreement is not reached one (1) month before commencement of the relevant financial year (or part thereof), the disputed items in the budget shall be referred to arbitration and the provisions of clause 25, shall apply save that the arbitrator shall be the Auditors, failing whom 25.5.2 shall apply. The OWNER concedes that FORTES KING does not warrant or represent in any way or in whole or in part that the gross revenues or gross profit as budgeted will be met or exceeded or that expenses will not be exceeded. In the event of sanction of the budget or consent to revision thereof being unreasonably withheld in any one instance, FORTES KING shall be entitled to forthwith terminate this Agreement subject to the only condition that three calendar months notice of such
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

                termination be forwarded to the OWNER in writing by FORTES KING;
          7.6.2 Without limiting the requirements of the budget, it shall cover the operation, promotion, marketing and advertising of the Hotel and all gross revenue items and all Hotel expense items.
          7.6.3 Any revision of the budget and any deviation from the budget shall require the timeous prior written approval of the OWNER which shall not be unreasonably withheld;
     7.7 Personnel:
         ---------
          7.7.1 Determine labour policies;
          7.7.2 Hire, promote, terminate and supervise all staff performing services in or about the Hotel, save for the general manager only, who shall in consultation with the OWNER be employed in the name of FORTES KING. All other staff shall be
                employed in the name of the OWNER
          7.7.3 Negotiate on the OWNER's behalf with any union lawfully entitled
                to   represent any employees, but shall not conclude any
                collective bargaining agreements without the OWNER's
                approval;
     7.8 Concessionaries:
         ---------------
          7.8.1 Contract in the name of and for the benefit of the OWNER all arrangements with concessionaries, licensees, tenants and rental space of the property, the terms and provisions of such arrangements to be subject to the prior written approval of the OWNER.

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     7.9 Suppliers:
         ---------
          7.9.1 Negotiate and contract in the name of the OWNER with all suppliers of services required in the ordinary and regular course of the business of the Hotel including, without limitation, for the supply of electricity, gas, telephone, cleaning, vermin extermination, elevator and boiler maintenance etc.;
          7.9.2 Purchase and arrange for the purchase of all inventories, provisions and supplies of operating equipment required in the normal and regular course of carrying on the Hotel business. FORTES KING shall pass on to OWNER any group discounts or commissions obtained from any suppliers;
          7.9.3 Not pledge the OWNER's credit, without the OWNER's prior consent except for purchases made in the ordinary course of business in the operation of the Hotel and within the scope of this Agreement.
          7.9.4 Not borrow, in the name of the OWNER, any money or execute any promissory note or other encumbrance without the prior consent of the OWNER.
     7.10 Repairs:
          -------
          7.10.1 Make or install or cause to be made or installed in the name of the OWNER all necessary or desirable repairs, replacements, renewals, alterations, additions and
                 improvements in and to the Property, the Hotel building, the equipment and furnishings, provided that these are included in the budget or do not exceed Thirty Thousand Rand (R30 000,00) per item or R100 000 in the aggregate for any financial year;
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          7.10.2 Obtain the prior written consent of the OWNER before entering into any contracts not included in the budget which exceeds the amount stipulated, unless in emergency situations whereafter the OWNER shall be notified as soon as practical.
     7.11 Statements:
          ----------
          7.11.1 Make available to the OWNER on or before the 25th day of every calendar month a trading statement showing the results of the operation of the Hotel for the immediate preceding month and for the fiscal year to date.
          7.11.2 Be available, through its executive, at reasonable times to discuss with the OWNER the results shown in the said financial statements and the operations of the Hotel generally.
          7.11.3 Deliver a computation of the management fee together with the trading statement.
          7.11.4 Assist the OWNER'S auditors and provide to them all documentation necessary to enable such auditors to produce, after the end of each financial year, a balance sheet and income statement including supporting schedules.

8.     FEES
       ----
     8.1 In consideration for the performance by FORTES KING in terms of this Agreement, the OWNER shall pay to FORTES KING management fees as follows:
          8.1.1 A fixed amount of R35 000 (thirty five thousand) per month for the pre-operations period (period from award of casino license to opening date of casino), plus
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          8.1.2 From opening date of casino on, a basic fee of 6.5 % of gross income;
          8.1.3 From opening date of casino on, an incentive fee of 15 % net operating profit, but reduced to 10% for the first 12 months of operation of this agreement.
     8.2 Fee Payment
         ------------
          8.2.1 The fees in 8.1.2 shall be paid upon presentation of a statement
                of   income for the month by FORTES KING to the OWNER. Any
                adjustments will be made at the end of the financial year as arranged in clause 8.2.2.
          8.2.2 The fees in 8.1.3 shall be payable monthly within seven (7) days after delivery by FORTES KING to the OWNER of the statements in terms of 7.11.1 above, subject to a final adjustment at the end of each the financial year. Any adjustment required in terms of auditor's figures shall be made within thirty (30)
                days after delivery of the audited financial statements to the OWNER and paid within seven (7) days after such receipt by the OWNER.
          8.2.3 The fees in 8.1.3 do not take into account any losses or profits carried forward from any prior financial year
     8.3 Group Marketing Fees
         --------------------
         FORTES KING provide extensive marketing of the OWNER as part of the FORTES KING group and a budget for that will be prepared and agreed on between FORTES KING and the OWNER as part of the operating budget.
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9  RIGHT  OF  INSPECTION  AND  REVIEW
   ----------------------------------
   The OWNER and its duly authorised agents shall have the right to enter the Hotel at reasonable times for the purpose of examining or inspecting the Hotel, its records, or operation and for any other purpose which the OWNER shall deem necessary.

10 BOOKS  AND  RECORDS
   -------------------
     10.1 FORTES KING shall keep full, true and accurate books of account and other records reflecting the results of the operation of the Hotel.

     10.2 The books of account shall be kept only at the Hotel, the offices of FORTES KING or the Auditor and shall be available to the OWNER and his representatives at all reasonable times and a back-up set provided at the OWNER's office on the OWNER's request.
     10.3 All such books and records pertaining to the Hotel, including without limitation, books of account, guest records, invoice books, front office records and bank statements shall be at all times the property of the OWNER and shall not be moved from the Hotel or offices of FORTES KING without the consent of the OWNER.
     10.4 Upon termination of this Agreement all such books and records shall be delivered to the OWNER who shall make them available at all reasonable times to FORTES KING or his agents or employees for inspection, examination or transcription for a period of three (3) years from the date of such termination.
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11. BANK  ACCOUNT
    -------------
     11.1 To the extent that funds necessary for the operation of the hotel are not generated by its operation the OWNER shall continue to provide the working capital necessary for the efficient and uninterrupted operation of the Hotel and shall furnish such funds at the request of FORTES KING. In the event of the OWNER failing to supply such funds within a period of seven (7) days from date of written request for same FORTES KING shall be entitled unilaterally to terminate this Agreement forthwith and/or claim damages.
     11.2 All funds received by FORTES KING in the operation of the Hotel including working capital received from the OWNER, shall be deposited in the name of the Hotel in a bank approved by the OWNER. Such funds shall not be mingled with the other funds of FORTES KING or the OWNER.
     11.3 The said bank account shall be operated solely by FORTES KING. All interest earned on such account shall be for the benefit of the OWNER. Cheques or other documents of withdrawal shall be signed only by representatives of FORTES KING.

     11.4 On termination of this Agreement whether by effluxion of time or otherwise, the amount in the said bank account shall be paid to the OWNER subject to the condition that FORTES KING has received all monies due to it in terms of this Agreement.


12 INSURANCE
   ---------
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     12.1 The OWNER shall:
          12.1.1 Be liable for all insurance required by the Hotel and the operation thereof in order to cover and protect itself and shall ensure that throughout the period of this agreement
                 its provisions for insurance cover shall include Public Liability Insurance for an amount of not less than R5 000
                 000,00 (Five Million Rand).
          12.1.2 Continue to adequately insure the Hotel and the operation thereof throughout the period of this Agreement.
          12.1.3 Upgrade and increase its insurance cover from time to time as the need arises and as advised by its Insurance Brokers who the  OWNER  undertakes  to  consult  on  a  regular basis if requested.
          12.1.4 Furnish FORTES KING with written proof of all insurance relating to the Hotel and its operation by way of paid
                 receipts and/or copies of all relevant policies should
                 FORTES KING require the same within seven (7) days of
                 receiving such requests.
          12.1.5 The OWNER absolves FORTES KING from all responsibility as regards insurance and/or claims or potential claims which might arise therefrom as regards the operation of the Hotel and the conduct of the hotel business.
     12.2 FORTES KING shall:
          12.2.1 Ensure compliance with any reasonable insurance policy in operating and managing the Hotel;
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          12.2.2 Consult the OWNER, if required, regarding the adequacy of risks covered and amounts insured for;
          12.2.3 Where practical make available to the OWNER the opportunity to reduce insurance costs by participating with other properties operated by FORTES KING in blanket insurance policies.

13. LICENSES  AND  GRADING
    ----------------------
     13.1 The OWNER and FORTES KING shall not do or cause to be done or omit to do any act which may jeopardise any liquor license, Hotel grading or any other right, privilege and trading license which the Hotel may enjoy.

14. REPLACEMENTS,  SUBSTITUTIONS  AND  ADDITIONS  TO FURNITURE AND EQUIPMENT
    ------------------------------------------------------------------------
    FORTES KING shall be entitled to expend funds of the OWNER to maintain the standards of the Hotel on the repair, replacement, substitution and addition of furniture and equipment in the Hotel. FORTES KING shall for this purpose create a separate reserve fund wherein 5 % (five per cent) of turnover each year will be retained and deposited into such fund whether improvements are brought about during that year or not (the "refurbishment fund"). All proceeds from the sale of furniture and equipment no longer needed for the operation of the Hotel shall be paid into such refurbishment fund. FORTES KING's entitlement to expend funds accordingly in terms of this clause shall be limited to the amount of funds in the refurbishment fund unless the OWNER otherwise specifically consents hereto in writing.
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15. REPAIRS,  MAINTENANCE  AND  CAPITAL  IMPROVEMENTS
    -------------------------------------------------
     15.1 FORTES KING shall expend such amounts in repairs and maintenance as shall be required to keep the Hotel in good operating condition (excluding structural repairs and changes and extraordinary repairs to and replacement of equipment which forms part of the Hotel building). In the event of any such repairs or maintenance being necessary through any circumstances against the occurrence of which the OWNER has obtained insurance or in guarantee from a supplier, builder or manufacturer, the OWNER will enforce the insurance policy or guarantee and FORTES KING shall assist in this regard as required
..
     15.2 The OWNER may from time to time make such alterations, additions or improvements in or to the Hotel as the OWNER and FORTES KING agree and the cost thereof shall be borne by the OWNER and dealt with in a manner as the Auditor of the OWNER shall decide. The OWNER specifically undertakes to ensure that the Hotel is maintained at an acceptable standard of refurbishment and repair.
     15.3 If structural repairs, or changes to the Hotel, or extraordinary repairs to, or replacement of any equipment forming part of the Hotel shall be required at any time during the currency of this Agreement, to maintain the Hotel or by reason of any requirement under any law, ordinance or regulation now or hereafter in force, or by order of any governmental or municipal authority or otherwise, or because the OWNER and FORTES KING agree upon the desirability thereof, then in such event all such repairs, replacements or changes shall be made by the OWNER at his expense, and shall be made with as little hindrance to the operation of the Hotel as possible.

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16. DAMAGE  OR  DESTRUCTION  OF  HOTEL
    ----------------------------------
     16.1 In the event of the Hotel or any portion thereof being damaged or destroyed, the OWNER shall have the choice, at his own cost and expense and with due diligence, repair or replace the Hotel so that it shall be substantially the same as prior to such damage or destruction or shall pay to FORTES KING the greater of a sum equivalent to 5 % (five per cent) of the Insurance monies received or the estimated basic fee envisaged in clause 7.7.1 for the remainder of the contract. This estimate shall be equal to the last year's basic fee (or pro-rata part in thereof of less than 1 year) increased by 15 % per annum.
     16.2 The OWNER undertakes to take out sufficient Insurance cover and to maintain payment of all premiums due in terms thereof so as to ensure that in the event of damage or destruction of the Hotel building he is protected for consequential loss and/or loss of profits.
     16.3 The OWNER absolves FORTES KING from all liability in regard to damage he might suffer as a result of damage or destruction to the Hotel building.
17. RIGHT  OF  OCCUPATION
    ---------------------
    The OWNER warrants that he has and will have throughout the term of this Agreement the right to occupy the Hotel whether as Owner, Lessee or otherwise and the right to possess whether as Owner or under lease or otherwise, all the furniture, equipment and contents of the Hotel.

19. OWNER/FORTES  KING  CONSULTATION
    --------------------------------
     19.1 The parties hereto acknowledge that they will work closely together in order to successfully complete the Project, to establish and maintain a successful Hotel and to satisfactorily provide for, establish, enforce and maintain the terms and conditions of this Agreement. FORTES KING hereby undertakes to listen to and consider any input and/or opinion of the OWNER as far as is reasonably possible and the OWNER hereby undertakes not to dictate to FORTES KING on how FORTES KING should fulfil its duties and execute its appointment under this Agreement.
     19.2 Wherever the approval of either the OWNER or FORTES KING is required by the other, such approval shall be in writing and not unreasonably withheld.

20. LAW  OF  THIS  AGREEMENT
    ------------------------
    The law of the Republic of South Africa shall apply in all respects to this Agreement.

21. ASSIGNMENT
    ----------
    This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that nothing in this Agreement is intended to limit FORTES KING's ability to assign its rights and responsibilities under this Agreement to any directly or indirectly controlled Affiliate of FORTES KING, in which case OWNER needs to be notified.
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
22. PERFORMANCE  OF  MANAGEMENT  DUTIES  -  NO  PARTNERSHIP
    -------------------------------------------------------
    In the performance of its duties as Manager of the hotel FORTES KING shall act solely as agent of the OWNER. Nothing herein shall constitute a partnership or joint venture between the OWNER and FORTES KING. All debts and liabilities to third parties incurred by FORTES KING in the course of its operation and management of the Hotel shall be the debts and liabilities of the OWNER and FORTES KING shall so inform third parties with whom it deals on behalf o f the OWNER. Every person performing services in terms of this agreement, including any agent or employee of FORTES KING or any agent or employee of the OWNER hired or employed by FORTES KING, shall act as agent or employee of the OWNER.
23. DOMICILIA  &  NOTICES
     23.1 For all purposes arising from or in connection with this Agreement, the parties do hereby respectively select and appoint as domicilia citandi et executandi and addresses for notices in terms of this Agreement the addresses reflected on the covering page.
     23.2 Each party may change its domicilium or address for notice to a physical address in the Republic of South Africa by not less than ten
          (10) days prior written notice to the other of them to this effect.
     23.3 Any notice addressed by any party to the other of them at their domicilia hereby chosen shall:
          23.3.1 If posted by prepaid registered post, be deemed to have been received by the addressee on the seventh (7th) day following the date of such posting; or

          23.3.2 If delivered by hand or telexed, be deemed to have been received by the addressee on the date of such delivery or telex, as the case may be; or
          23.3.3 If transmitted by telefax be deemed to have been received on date of transmission if transmitted before 13h00, failing which it shall be deemed to have been received on the day after transmission.

24 NON-WAIVER
   ----------
   No addition to, variation, novation or consensual cancellation of this agreement and no waiver of any right arising from this Agreement or the termination or cancellation thereof shall affect the terms hereof or be of any force unless the same is reduced to writing and signed by the parties. No extension of time or waiver of any right shall operate as an estoppel against any party from thereafter exercising its rights strictly in accordance with the terms of this Agreement.

25. TERMINATION
    -----------
     25.1 In the event of either of the parties to this Agreement ("the defaulting party") committing a material breach of any of the terms of this Agreement which is capable of being remedied and failing to remedy such breach within a period of thirty (30) days (or to commence remedying immediately and proceed with reasonable speed until completion where more than thirty (30) days is necessary) after receipt of a written notice from the other party ("the aggrieved party") giving specific details of the said breach and calling upon the defaulting party
                                       22
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          to remedy such breach, then the aggrieved party shall be entitled to terminate this Agreement by written notice to the other, for the same breach.
     25.2 Either party may terminate this Agreement if either party is liquidated provisionally or finally or either party makes application for voluntary liquidation or enters into any agreement or compromise with its creditors.

     25.3 Upon termination FORTES KING shall:
          25.3.1 be paid all outstanding fees due for services up to the effective date of termination;
          25.3.2 deliver to the OWNER (properly indexed and filed) all books, records, budgets and any other documents or items that may/should be in its possession and not previously delivered to the OWNER which may be relevant to the Hotel;
          25.3.3 remove its property from the Hotel; and
          25.3.4 assign and transfer to the OWNER FORTES KING's right, title and interest in and to all liquor, restaurant and other licenses and permits, if any, used in the operating of the Hotel.

26. ARBITRATION
    -----------
    Should any difference or dispute at any time arise between any of the parties hereto, whether in regard to the meaning or effect of any term of this Agreement, or the implementation of any party's obligations hereunder, or any other matter arising therefrom or incidental thereto, then and in that event,
                                       23
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    such differences or dispute shall, at the option of any of the parties hereto, be submitted to arbitration in accordance with the following provisions, viz:
     26.1 The arbitration proceedings shall be conducted in accordance with the Arbitration Laws of the Republic of South Africa.
     26.2 The arbitration proceedings shall be held on an informal basis, it being the intention that a decision should be reached as expeditiously and as inexpensively as possible, subject only to the due observance of the principles of justice.

     26.3 Each party to the dispute shall be entitled to be represented at such arbitration proceedings by its legal representatives and/or other expert or specialist retained by it.
     26.4 The Arbitrator shall permit each party to adduce such evidence and argument as the Arbitrator may consider to be relevant to the matter in dispute, and shall generally determine in his sole discretion all matters relating to the conduct of the proceedings and the procedures to be adopted in order to give effect to the intent expressed in 27.2 above.
     26.5 The Arbitrator shall be a person to be nominated as follows:
          26.5.1 If the matter in dispute is primarily a legal matter, the Arbitrator shall be an Attorney or Advocate, of ten (10) years standing as such, to be agreed upon between the parties, and failing agreement, to be nominated by the President for the time being of the Law Society of the Cape of Good Hope.
          26.5.2 If the matter in dispute is primarily an accounting matter, the Arbitrator shall be a Chartered Accountant, of ten (10)
                 years standing as such, to be agreed upon between the
                 parties and
                                       24
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                 failing agreement, to be nominated by the President for the time being of the Cape Society of Chartered Accountants.
          26.5.3 If the matter in dispute relates to any matter not being primarily a legal and/or accounting issue, or if the parties are unable to agree on the nature of the matter in dispute, the Arbitrator shall be such other person having an appropriate knowledge, as may be agreed upon between the parties, and failing agreement, to be nominated by the President for the time being of the Law Society of the Cape of Good Hope.
     26.6 The decision of the Arbitrator shall be final and binding upon both parties and capable of being made an Order of Court on application by either of them.
     26.7 Nothing herein contained or implied, shall preclude either party from applying to Court for a temporary interdict or other relief of an urgent and temporary nature, pending the award of the Arbitrator hereunder.
     26.8 The costs of and incidental to any such arbitration proceedings shall be in the discretion of the Arbitrator who shall be entitled to direct that they shall be taxed as between "party and party" or as between "attorney and client".


27 MISCELLANEOUS
   -------------
     27.1     Indemnification:
              ---------------
          27.1.1 As FORTES KING is the agent for the OWNER neither FORTES KING nor any of its servants, officers or employees shall be liable to any other person in respect of any bone fide act or omission in the performance of the duties of FORTES KING in
                                       25
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                 terms of this contract and the OWNER hereby indemnifies and holds harmless FORTES KING, its servants, officers and employees against any claims in respect thereof.
     27.2 This document constitutes the entire Agreement between the parties and no amendment or cancellation thereof or addition thereto shall be of any force or effect unless reduced to writing and signed by both parties.

28 COSTS:
   -----
   The costs incidental to redrafting of this Agreement, stamp duty thereon and the attendance by attorneys shall be borne by the Hotel and be regarded as a Hotel operating expense.

THUS  DONE  AND  SIGNED  AT  CAPETOWN  ON  THE  3  DAY  OF  DECEMBER  1999.

/s/Leon Fortes                                /s/Peter Hoetzinger
FORTES  KING  HOSPITALITY  (PTY)  LTD         WITNESS
Duly  authorized  representative
Position:
Name:  Leon  Fortes


THUS  DONE  AND  SIGNED  AT  CAPETOWN  ON  THE  3  DAY  OF  DECEMBER  1999.

/s/Leon Fortes                                /s/Peter Hoetzinger
CALEDON  CASINO  BID  COMPANY  (PTY)  LTD     WITNESS
Duly  authorized  representative
Position: Director
Name:  Leon Fortes
                                       26
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